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                                                        EXHIBIT 3(i).1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                              CORAL SYSTEMS, INC.

      Coral Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      FIRST:      The name of the corporation is Coral Systems, Inc.

      SECOND:     The date of filing of its original Certificate of
Incorporation with the Secretary of State of Delaware was April 6, 1995.

      THIRD:      The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                      "I.

      The name of this Corporation is Coral Systems, Inc.

                                      II.

      The address of the registered office of the Corporation in the State of Delaware is:

                  The Corporation Trust Company
                  1209 Orange Street
                  Wilmington, DE 19801
                  County of New Castle

      The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                      III.

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

      This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares the
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corporation is authorized to issue is Forty-five Million (45,000,000) shares,
(i) Thirty Million (30,000,000) shares of which shall be Common Stock (the "Common Stock") and (ii) Fifteen Million (15,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Common Stock and the Preferred Stock shall have a par value of one-tenth of one cent ($.001) per share.

      A.    COMMON STOCK.

            1. Voting Rights. Each holder of Common Stock of record entitled to vote shall have one vote for each share of stock standing in his name on the books of the Corporation, except that in the election of directors he shall have the right to vote such number of shares for as many persons as there are directors to be elected; provided, however, that the holders of Common Stock shall not have the right to vote for the directors designated by the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to Subsection C(3) of this Article IV. Cumulative voting shall not be allowed in the election of directors.

      B. PREFERRED STOCK. The Preferred Stock shall be divided into series. The first series shall consist of 2,000,000 shares and is designated "Series A Preferred Stock." The second series shall consist of 2,083,333 shares and is designated "Series B Preferred Stock." The third series shall consist of 1,850,000 shares and is designated "Series C Preferred Stock." The remaining shares of Preferred Stock may be divided into and issued in one or more series as may be established and determined from time to time by resolution of the board of directors. The board of directors shall have authority, within the limitations set forth in the Delaware General Corporation Law and this Certificate of Incorporation, to fix and determine the relative rights and preferences of each series so established and the variations in the relative rights and preferences as between series. Notwithstanding anything in this Certificate of Incorporation, and in particular but without limitation Article IV.C.3.d., to the contrary, the Board of Directors shall have the authority without stockholder approval to designate a series of Preferred Stock subsequent to the Series C Preferred Stock for issuance only to Cincinnati Bell Information Systems Inc. or its successor or permitted assignee (the "Series C Holder") with attributes substantially the same as the Series C Preferred Stock but at a price and all associated price terms to be determined as set forth in
Article VI of that certain Amended and Restated Investor Rights Agreement, dated as of March 15, 1996, by and among the Corporation, the Series C Holder and the other parties set forth therein (the "Option").

            Each series of Preferred Stock shall be so designated as to distinguish it from the shares of all other series and classes. All shares of any one series shall be identical in all respects with all other shares of the same series. All series of Preferred Stock shall be identical with each other, except that there may be variation as to the relative rights and preferences of each series with respect to the following: (a) the number of shares initially constituting such series and the distinctive designation of such series; (b) the rate of dividend, time of payment of dividends, whether dividends are cumulative and the date from which any dividends shall accrue; (c) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (d) the priority, if any, and the amount payable upon shares in the





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event of liquidation (voluntary or involuntary); (e) sinking fund provisions, if any, for the redemption or purchase of shares and the terms and amount of any such fund; (f) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and (g) voting rights, if any, in addition to those provided by law.

            Prior to the issuance of any shares of Preferred Stock of any series authorized as hereinbefore provided, a statement setting forth a copy of the resolution or resolutions with respect to such series adopted by the board of directors of the Corporation pursuant to the foregoing authority vested in said board shall be made and filed in accordance with the then applicable requirements of the Delaware General Corporation Law.

            The number of authorized shares of stock of any series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the board of directors and the filing of a statement complying with the foregoing requirements.

            Subject to Section C.2 hereof, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to such rights as the Board of Directors in establishing such series shall determine. If the assets of the Corporation distributable to the holders of the Preferred Stock are not sufficient to pay the holders of each series in full in accordance with the terms fixed for each series, holders of all shares of Preferred Stock shall participate ratably in the distribution of assets in proportion to the full amounts to which they are entitled, except that if any series, by the terms fixed therefor, has a liquidation preference over any other series, the amount distributable shall first be applied, on the same principle, to all such series in order of preference.

      C.    RIGHTS AND PREFERENCES OF PREFERRED STOCK

            1. Dividends. The holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock could be converted pursuant to the provisions of Subsection 4 of this Section C, as applicable, with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend). Such dividends shall be payable only when, as and if declared by the Board of Directors. So long as any shares of Series B Preferred Stock or Series C Preferred Stock shall be outstanding no dividend, whether in cash or property, shall be paid or declared, on the Common Stock or any series of Preferred Stock unless comparable dividends are paid on all of the Series B Preferred Stock and Series C Preferred Stock (treating each share of Preferred Stock as being equal to the number of shares of Common Stock into which each share of such





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Preferred Stock could be converted pursuant to the provisions of Subsection 4 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

            2.    Liquidation.

                  a. In the event of a liquidation, dissolution or winding up of the Corporation, the Series C Holder shall have a right of first refusal (the "Right of First Refusal") to purchase the Intellectual Property of the Corporation at fair market value prior to the payment of any liquidation preferences and the proceeds received by the Corporation pursuant to such purchase shall be distributed as provided herein; provided, however, that none of the events described in Section 2.c hereof shall be deemed to be a liquidation, dissolution or winding up for purposes of this Right of First Refusal. Upon the occurrence of an event of liquidation, dissolution or winding up of the Corporation, the Corporation promptly shall provide written notice of such event to the Series C Holder. The Series C Holder must provide written notice of its intent to exercise the Right of First Refusal within thirty (30) days of the date of the notice provided by the Corporation. As used herein, "Intellectual Property" shall mean each domestic and foreign letter patent, patent application, patent license, software license, trade name, trademark, unpatented invention, service mark, trademark registration, trademark application, service mark registration, service mark application, registered copyright, copyright registrations applied for and all copyrights in software (whether registered or not), as are owned by, registered in the name of, or licensed to and used by the Corporation in its business. The fair market value of the Intellectual Property shall be determined by the Corporation and the Purchaser. If the Corporation and the Purchaser cannot agree upon a fair market value within thirty (30) days of the date of the notice provided by the Purchaser to the Corporation, the parties shall mutually agree upon an independent third party appraiser with experience in valuing intellectual property of software companies who shall determine the fair market value within thirty (30) days. If the parties cannot agree within fifteen (15) days upon such independent third party appraiser, such appraiser shall be selected by the American Arbitration Association. If either party disagrees with the fair market value as determined by such appraiser, then the Corporation and the Purchaser shall mutually agree upon a second appraiser in accordance with the foregoing procedure. If the two appraisers cannot agree upon a fair market value within thirty (30) days, the two appraisers shall appoint a third appraiser who shall determine the fair market value within thirty (30) days. The decision of the third appraiser shall be final and binding. The cost of the appraisal shall be borne by the Corporation. The closing of the purchase of the Intellectual Property shall take place on the thirtieth (30th) day following the determination of the fair market value as provided above at a time and place mutually agreeable to the parties.

                  b. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to be paid prior and in preference to any distribution of any assets, capital, surplus or earnings of the Corporation to the holders of the Common Stock of the Corporation or any other class of capital stock of the Corporation (including without limitation, the Series B Preferred





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Stock and Series A Preferred Stock) out of the assets of the Corporation available for distribution to its shareholders, an amount equal to $2.3207 per share for each share of the Series C Preferred Stock then held by them (adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares) together with an amount equal to all accrued and unpaid dividends with respect to shares of the Series C Preferred Stock.

      If upon the occurrence of such event, the assets and funds thus distributable among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the amount of such stock owned by each such holder. After the payment in full of the liquidation preference on the Series C Preferred Stock, before any distribution or payment shall be made to any holders of Series A Preferred Stock or any Common Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out the assets of the Corporation available for distribution to its shareholders, an amount equal to $2.16 per share for each share of Series B Preferred Stock then held by them (adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares), plus accrued and unpaid dividends, if any, on such shares, and no more, before any payment shall be made or any assets distributed to the holders of the Series A Preferred Stock or the Common Stock. If upon the occurrence of such event, the assets and funds thus distributable among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series Preferred Stock which may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder. Following such distribution to the holders of the Series B Preferred Stock and Series C Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, an amount equal to $1.00 per share for each share of Series A Preferred Stock then held by them (adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares), plus accrued and unpaid dividends, if any, on such shares, and no more, before any payment shall be made or any assets distributed to the holders of the Common Stock. If upon the occurrence of such event, the assets and funds thus distributable among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder. Following such distribution to the holders of the Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock, the holders of the Corporation's Common Stock shall be entitled to receive out of the remaining assets of the Corporation available for distribution an amount equal to $.33 per share. If upon the occurrence of such event, the assets and funds thus distributable among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock in





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proportion to the amount of such stock owned by each such holder.  After payment in full of the above rights to the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Common Stock, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in proportion of the number shares of Common Stock then held by them (treating each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as applicable, could be converted pursuant to the provisions of Subsection 4 of this Section C, with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such amounts).

                  c. A consolidation or merger (other than a merger where the Corporation is the surviving entity and at least a majority of the aggregate outstanding capital stock (on a fully diluted basis) of the surviving entity is owned immediately after such merger by shareholders of the Corporation immediately prior to such merger) of this Corporation with or into any other corporation or entity (other than a wholly-owned subsidiary), or the sale, transfer or other disposition of all or substantially all of the assets of this Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 51% of the voting power of the Corporation is disposed of shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Subsection 2.

            3.    Voting Rights.

                  a. Each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have one vote for each share (but not for any fractional share) of Common Stock that such holder would then be entitled to receive if he were to convert his shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock as applicable, into shares of Common Stock pursuant to Subsection 4 of this Section C and shall have the right to vote on all matters in like manner as the holders of the Corporation's Common Stock, except for the election of directors. Except as may be otherwise required by law or set forth herein, the holders of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock and the holders of the Common Stock shall at all times vote together as one class and the Preferred Stock shall otherwise have the same voting rights of the Common Stock. In addition to the foregoing voting rights, the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall also have the special voting rights set forth in this Subsection 3. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

                  b. So long as any shares of Series B Preferred Stock are outstanding, the Corporation's Board of Directors shall consist of seven members and the holders of the Series B Preferred Stock, voting separately as a single class, shall be entitled to elect two directors. So long as any shares of Series C Preferred Stock are outstanding, the Corporation's





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Board of Directors shall consist of seven members and the holders of Series C
Preferred Stock, voting separately as a class, shall be entitled to elect one director. So long as any shares of Series A Preferred Stock are outstanding, the holders of the Series A Preferred Stock, voting separately as a class, shall be entitled to elect one director. The holders of the Common Stock, as a class, shall be entitled to elect three members of the Board of Directors provided, however, that one such director shall be an independent director with no affiliation with the Corporation or any of its executive officers. Until the Series C Preferred Qualified Public Offering (as defined in Subsection 4.b(2) hereof), in the event that (i) the Board of Directors shall consist of greater than seven members and (ii) the Series C Holder shall have purchased all of the shares of Preferred Stock that it is entitled to purchase under the Option, the Series C Holder shall be entitled to elect that number of members of the Board of Directors (the "Number of Series C Directors") equal to the product obtained by multiplying (x) the number of Equity Securities On A Fully Diluted Basis owned by the Series C Holder divided by the number of Equity Securities On A Fully Diluted Basis both outstanding as of a certain date, by
(y) the total number of members of the Board of Directors as of such certain date; provided that if the product of the foregoing clauses (x) and (y) shall include a fractional number, the Number of Series C Directors shall be rounded to the nearest whole number and provided further that if the resulting Number of Series C Directors has the effect of reducing the number of directors elected by stockholders other than elected hereunder by the Series C Holder, then the number of directors shall be increased by that number of directors necessary to enable the holders of the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock and the Common Stock to elect such number of directors as is set forth in this Subsection 3.b. The Number of Series C Directors shall be calculated in accordance with the foregoing only upon the date upon which the conditions set forth in clauses (i) and (ii) of this paragraph are first met.

                  c. For purposes of Subsection 3.b hereof, the following terms are defined as hereinafter set forth. "Equity Securities" shall mean (i) any stock or similar security of the Corporation, (ii) any security convertible, with or without consideration, into any stock or similar security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any stock or similar security or (iv) any such warrant or right. "On A Fully Diluted Basis" shall refer to the number of shares of Common Stock of the Corporation which would be outstanding and issued assuming that all shares of Common Stock which are issuable (i) upon the conversion or exchange of the Corporation's outstanding convertible or exchangeable securities, including notes and debentures, and (ii) upon the exercise of the Corporation's outstanding options and warrants for the purchase of Common Stock and rights to subscribe for or purchase Common Stock, were in fact issued.

                  d. So long as any Series A Preferred Stock is outstanding with respect to the vote of holders of Series A Preferred Stock, so long as any Series B Preferred Stock is outstanding with respect to the vote of holders of Series B Preferred Stock and so long as the Series C Preferred Stock is outstanding with respect to the vote of holders of Series C Preferred Stock, the Corporation shall not:





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                        (1)   without the affirmative vote or written consent
of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, the then outstanding shares of Series B Preferred Stock and the then outstanding shares of Series C Preferred Stock (adjusted appropriately for stock splits, stock dividends and the like and treating each share of Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Preferred Stock could then be converted pursuant to the provisions of Subsection 4 of this Section C), voting together as a single class, authorize any (a) consolidation or merger of the Corporation with or into any other corporation or entity (other than (A) a merger where at least a majority of the aggregate outstanding capital stock (On A Fully Diluted Basis) of the surviving entity is owned immediately after such merger by shareholders of the Corporation immediately prior to such merger and (B) a merger into or with a wholly-owned subsidiary of the Corporation with the requisite shareholder approval); (b) the sale, lease or disposal of all or substantially all of its assets, or any assets that are necessary for the conduct of the Corporation's business; or (c) the dissolution, liquidation or winding up of the Corporation;

                        (2) without the affirmative vote or written consent of the holders of a majority of the of the then outstanding shares of Series A Preferred Stock, voting separately as a class, (a) alter or change, the preferences, special rights or powers given to the Series A Preferred Stock; or
(b) create any class of stock ranking equal or prior to the Series A Preferred Stock as to dividends or upon liquidation;

                        (3) without the affirmative vote or written consent of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, voting separately as a class, (adjusted appropriately for stock splits, stock dividends and the like), authorize or issue any other equity security senior to or on a parity with the Series B Preferred Stock as to liquidation preferences, redemptions, or dividend rights or with any special voting rights; or

                        (4) without the affirmative vote or written consent of the holders of a majority of the then outstanding shares of the Series C Preferred Stock, voting separately as a class (adjusted appropriately for stock splits, stock dividends and the like), authorize or issue any other equity security senior to or on a parity with the Series C Preferred Stock as to liquidation preferences, redemptions, or dividend rights or with any special voting rights.

            4.    Conversion.

                  a. Optional Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have the right, at their option, to convert shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, into shares of the Common Stock of the Corporation at any time and from time to time on the following terms and conditions:





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                        (1)   Shares of the Series A Preferred Stock shall be
converted upon the written election of the holder thereof at the office of the Corporation or any transfer agent for such stock, into shares of the Common Stock at a conversion price equal to $1.00 per share of Common Stock, such that as of February 16, 1995 each share of Series A Preferred Stock shall be convertible into one share of Common Stock, which rate shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter referred to as the "Series A Conversion Rate").

                        (2) Each share of Series B Preferred Stock shall be converted, at the written election of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of shares of Common Stock as is determined by dividing $2.16 by the Series B Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the "Series B Conversion Rate").
The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred Stock (the "Series B Conversion Price") shall initially be $1.08 per share of Common Stock. Such initial Series B Conversion Price shall be adjusted as hereinafter provided.

                        (3) Each share of Series C Preferred Stock shall be converted, at the written election of the holder thereof, at any time after the date of the issuance of such share, at the office of the Corporation or any transfer agent for such stock into such number of shares of Common Stock as is determined by dividing $2.3207 by the Series C Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the "Series C Conversion Rate").
The Series C Conversion Price shall initially be $2.3207 per share of Common Stock for purposes of determining the number of shares of Common Stock set forth in the immediately preceding sentence. Such initial Series C Conversion Price shall be adjusted as hereinafter provided.

                  b. Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically be converted on the following terms and conditions:

                        (1) Each share of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of the Corporation's Common Stock at the Series A Conversion Rate or Series B Conversion Rate, as applicable, upon the earlier to occur of (i) the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, (other than a registration relating solely to a transaction under Rule 145 of such act (or any successor thereto) or to an employee benefit plan of the Corporation), at a public offering price, equal to or exceeding a price five times the then applicable Series B Conversion Price and the aggregate gross proceeds to the Corporation and/or any selling stockholders of which equal or exceed $7,500,000 (a "Qualified Public Offering"); and (ii) with respect to the Series A Preferred Stock, the date specified by vote or written consent or agreement of holders of a majority of the then outstanding shares of the Series A Preferred Stock to exercise their conversion right and, with





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respect to the Series B Preferred Stock, the date specified by vote or written consent or agreement by holders of a majority of the then outstanding shares of the Series B Preferred Stock.

                        (2) Each share of Series C Preferred Stock shall automatically be converted into shares of the Corporation's Common Stock at the Series C Conversion Rate upon the earlier to occur of (i) the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, (other than a registration relating solely to a transaction under Rule 145 of such act (or any successor thereto) or to an employee benefit plan of the Corporation), at a public offering price with aggregate gross proceeds to the Corporation and/or any selling stockholders which equal or exceed $15,000,000; provided, however, that the number of shares sold in such public offering shall not be less than fifteen percent (15%) of the Corporation's Equity Securities outstanding immediately after such public offering (a "Series C Preferred Qualified Public Offering") and (ii) the date specified by vote or written consent or agreement of holders of a majority of the then outstanding shares of the Series C Preferred Stock to exercise their conversion right.

                  c. Fractional Shares. The Corporation shall not issue, in connection with the conversion of shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, certificates for fractions, but in lieu thereof shall pay to any person who would otherwise be entitled thereto an amount of cash equal to such fraction multiplied by the fair value of the Common Stock, as determined by the Board of Directors, whose determination shall be conclusive.

                  d. Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock upon a conversion of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock into shares of Common Stock made at the option of the holder thereof pursuant to Subsection 4.a hereof shall be effective as of the date of the surrender of the certificate or certificates for the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto). The issuance by the Corporation of shares of Common Stock upon a conversion of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock into Common Stock pursuant to Subsection 4.b hereof shall not be deemed to be effective until immediately prior to the closing of the Qualified Public Offering or the Series C Preferred Qualified Public offering, as the case may be. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock. If surrendered certificates for the Series A Preferred Stock, the Series B Preferred Stock or Series C Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to his nominee or nominees, a new certificate or certificates representing the aggregate of the unconverted shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.





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                  e.    Adjustments to Series A Conversion Rate.   The Series A
Conversion Rate shall be subject to adjustment as follows:

                        (1) In case the Corporation shall (i) pay a dividend or make a distribution on its Common Stock in shares of the Common Stock of the Corporation, (ii) subdivide or split its outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, the Series A Conversion Rate following the effective date of such event shall be equal to the product of the Series A Conversion Rate in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares outstanding immediately prior to such event. In the case of any such dividend or distribution that is made in shares of capital stock other than Common Stock, there shall be no adjustment in the Series A Conversion Rate at which the Series A Preferred Stock is convertible into Common Stock, but a separate conversion rate shall be established to express the number of shares of such other capital stock issuable upon conversion of a share of Series A Preferred Stock and such separate conversion rate shall thereafter be subject to adjustment as provided in this Subsection 4.e, mutatis mutandis.

                        (2) Whenever the Series A Conversion Rate is adjusted as herein provided, the Corporation shall prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, and such certificate shall then be delivered to the holders of record of the Series A Preferred Stock.

                        (3) The adjustments herein provided for shall become effective immediately following the record date for any event for which a record date is designated and on the effective date for any other event.

                  f. Adjustments to Series B Conversion Price. The Series B Conversion Price in effect from time to time shall be subject to adjustment so long as any shares of Series B Preferred Stock are then issued and outstanding as follows:

                        (1) Stock Dividends, Subdivisions and Combinations. Upon the issuance after the Original Issue Date of Additional Shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of the Common Stock, the Series B Conversion Price shall, simultaneously with the happening of such dividend, subdivision or split be adjusted by multiplying the then effective Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Subsection 4.f(1) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution

(on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                        (2)   Sale of Common Stock.

                              (a)  Special Definitions.  For purposes of this
Subsection 4.f(2), the following definitions shall apply:

                                   (i)   "Option" shall mean contractual
rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                   (ii)  "Original Issue Date" shall mean the
date on which shares of Series B Preferred Stock were first issued by the Corporation.

                                   (iii) "Convertible Securities" shall mean
any evidences of indebtedness, shares (other than Common Stock, Series B Preferred Stock and Series C Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                   (iv)  "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.f(2)(c), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                        (A)   pursuant to Options (except
rights to stock granted pursuant to that certain letter agreement between the Corporation and Thomas G. Washing dated as of 03/01/95) or Convertible Securities (except that certain promissory note to CSC dated as of 12/13/92) outstanding on the Original Issue Date;

                                        (B)   upon conversion of shares of
Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock authorized herein;

                                        (C)   to directors, officers or
employees of, or consultants to, the Corporation pursuant to a stock grant or option plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors, subject to adjustment for all subdivisions and combinations, up to a maximum of three hundred forty-seven thousand, eight hundred seventy-four (347,874) shares of Common Stock (net of any repurchases of such shares or cancellations or expirations of options);

                                        (D)   as a dividend or distribution on
the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or upon any event for which adjustment is made pursuant to Subsection 4.f(1); or

                                        (E)   by way of dividend or other
distribution on shares excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C) or (D) or this clause (E) or on shares of Common Stock so excluded; or

                                        (F)   pursuant to a merger or
acquisition approved by the Board of Directors.

                              (b)  No Adjustment of Conversion Price.  No
adjustment in the Series B Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

                              (c)  Issue of Securities Deemed Issue of
Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                        (i)   no further adjustment in the
Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                        (ii)  if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the applicable Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                        (iii) upon the expiration of any such

Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                        (A)   in the case of Convertible
Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                        (B)   in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock actually deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                        (iv)  no readjustment pursuant to
clause (ii) above shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (x) such Conversion Price on the original adjustment date, or (y) such Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                        (v)   in the case of any Options which
expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series B Conversion Price shall be made until the expiration or exercise of all such Options; whereupon such adjustment shall be made in the same manner provided in Subsection 4.f(2)(c)(iii).

                              (d)  Adjustment of Conversion Price Upon Issuance
of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.f(2)(c) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series B Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series B Conversion Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price, as applicable; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Subsection 4.f(2)(d), all shares of Common Stock issuable upon exercise or conversion of outstanding Options and Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Subsection 4.f(2)(c), such Additional Shares of Common Stock shall be deemed to be outstanding.

                              (e)  Determination of Consideration.  For
purposes of this Section 4.f(2), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                   (i)   Cash and Property.  Such consideration
shall:

                                        (A)   insofar as it consists of cash,
be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                        (B)   insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                        (C)   in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                                   (ii)  Options and Convertible Securities.
The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.f(2)(c), relating to Options and Convertible Securities, shall be determined by dividing:

                                        (A)   the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                        (B)   the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  g. Adjustments to Series C Conversion Price. The Series C Conversion Price in effect from time to time shall be subject to adjustment so long as any shares of Series C Preferred Stock are then issued and outstanding as follows:

                        (1) Stock Dividends, Subdivisions and Combinations. Upon the issuance after the Original Issue Date of Additional Shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of the Common Stock, the Series C Conversion Price shall, simultaneously with the happening of such dividend, subdivision or split be adjusted by multiplying the then effective Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Subsection 4.g(1) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                        (2)   Sale of Common Stock.

                              (a)  Special Definitions.  For purposes of this
Subsection 4.g(2), the following definitions shall apply:

                                   (i)   "Option" shall mean contractual
rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                   (ii)  "Original Issue Date" shall mean the
date on which shares of Series C Preferred Stock were first issued by the Corporation.

                                   (iii) "Convertible Securities" shall mean
any evidences of indebtedness, shares (other than Common Stock and Series C Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                   (iv)  "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.g(2)(c), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                        (A)   pursuant to Options or
Convertible Securities (except that certain promissory note to CSC dated as of 12/13/92) outstanding on the Original Issue Date;

                                        (B)   upon conversion of shares of
Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock authorized herein;

                                        (C)   to directors, officers or
employees of, or consultants to, the Corporation pursuant to a stock grant or option plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors, subject to adjustment for all subdivisions and combinations, up to a maximum of five hundred eighty-seven thousand, four hundred sixty-four (587,464) shares of Common Stock (net of any repurchases of such shares or cancellations or expirations of options);

                                        (D)   as a dividend or distribution on
the Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock, or upon any event for which adjustment is made pursuant to Subsection 4.g(1); or

                                        (E)   by way of dividend or other
distribution on shares excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C) or (D) or this clause (E) or on shares of Common Stock so excluded; or

                                        (F)   pursuant to a merger or
acquisition approved by the Board of Directors.

                              (b)  No Adjustment of Conversion Price.  No
adjustment in the Series C Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

                              (c)  Issue of Securities Deemed Issue of
Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                        (i)   no further adjustment in the
Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                        (ii)  if such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the applicable Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                        (iii) upon the expiration of any such
Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                        (A)   in the case of Convertible
Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                        (B)   in the case of Options for
Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock actually deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                        (iv)  no readjustment pursuant to
clause (ii) above shall have the effect of increasing the Series C Conversion Price to an amount which exceeds the lower of (x) such Conversion Price on the original adjustment date, or (y) such Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                        (v)   in the case of any Options which
expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series C Conversion Price shall be made until the expiration or exercise of all such Options; whereupon such adjustment shall be made in the same manner provided in Subsection 4.g(2)(c)(iii).

                              (d)  Adjustment of Conversion Price Upon Issuance
of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.g(2)(c) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series C Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series C Conversion Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Conversion Price, as applicable; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Subsection 4.g(2)(d), all shares of Common Stock issuable upon exercise or conversion of outstanding Options and Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Subsection 4.g(2)(c), such Additional Shares of Common Stock shall be deemed to be outstanding.

                              (e)  Determination of Consideration.  For
purposes of this Section 4.g(2), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                   (i)   Cash and Property.  Such consideration
shall:

                                        (A)   insofar as it consists of cash,
be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                        (B)   insofar as it consists of
property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                        (C)   in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
(A) and (B) above, as determined in good faith by the Board of Directors.

                                   (ii)  Options and Convertible Securities.
The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.g(2)(c), relating to Options and Convertible Securities, shall be determined by dividing:

                                        (A)   the total amount, if any,
received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                        (B)   the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  h. Reservation of Shares. So long as any shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock remain outstanding, and the holders thereof have the right to convert them into shares of Common Stock, the Corporation shall reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversion.

                  i. Status of Converted Shares. Shares of the Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock that have been converted as provided herein shall revert to the status of authorized but unissued shares of the Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock, as applicable.

                  j. Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock , as applicable, been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the effective conversion date of their Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 as applied to such distributed securities.

                        If the Common Stock issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then and in each such event the holder of each share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  k. Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including without limitation provisions for adjustment of the Series A Conversion Rate, Series B Conversion Rate and Series C Conversion Rate and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

                        Each holder of Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties, as such events are more fully set forth in the first paragraph of this Subsection 4.k, shall have the option of electing treatment of his shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock, as applicable, under either this Subsection 4.k or Section 2 of this Section C.

                  l. Notices. In each case of an adjustment or readjustment of the Series A Conversion Rate, Series B Conversion Rate, or Series C Conversion Rate, the Corporation will furnish each holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  m. Notices of Record Date. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or
(ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, at least twenty (20) days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                  n. Waiver of Adjustment. If the holders of a majority of the Series B Preferred Stock shall consent to limit or waive in its entirety any anti-dilution adjustment to which the Series B Preferred Stock would otherwise be entitled under Subsection 4.f hereof, the Corporation shall not be required to make any adjustment whatsoever with respect to any shares of the Series B Preferred Stock, or to make any adjustment with respect to any shares of the Series B Preferred Stock in excess of such limit, as the terms of such consent may dictate.


      D. QUORUM. At all meetings of shareholders, one-third of the votes entitled to be cast on any matter by each voting group to vote on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter.

      E. PREEMPTIVE RIGHTS. Except as provided by law, no shareholder of the Corporation shall have any preemptive or, unless expressly agreed to in writing by the Company, any other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.


                                       V.

            A director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

            Any repeal or modification of this Article V shall be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VI.

      For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

            A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

            B. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the Common, Series A Preferred, Series B Preferred and Series C Preferred voting together as a single class; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

            C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                      VII.

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right."

      FOURTH:     This Amended and Restated Certificate of Incorporaiton was
duly adopted by the Board of Directors of this corporation.

      FIFTH:      This Amended and Restated Certificate of Incroporation was
duly adopted by written consent of the stockholders in accordance with Sections 228, 245 and 242 of the General Corporation Law of the State of Delaware, and written notice of such action has been given as provided in Section 228.

      IN WITNESS WHEREOF, said Coral Systems, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President, Chief Executive Officer and Chairman of the Board, Eric A. Johnson, and its Secretary, Howard Kaushansky, this 15th day of March, 1996.



                                        CORAL SYSTEMS, INC.



                                        By: /s/ ERIC A. JOHNSON
                                           -----------------------------------
                                            Eric A. Johnson

Attest:

/s/ HOWARD KAUSHANSKY
------------------------------
Howard Kaushansky